BELL, BOYD & LLOYD LLC                      THREE FIRST NATIONAL PLAZA
                                            70 WEST MADISON STREET, SUITE 3300
                                            CHICAGO, ILLINOIS 60602-4207
                                            312.372.1121  FAX 312.372-2098

STACY H. WINICK
DIRECT DIAL:  312 807-4255                  OFFICES IN CHICAGO
swinick@bellboyd.com                        AND WASHINGTON, D.C.




                            October 24, 2001



         As counsel for Liberty-Stein Roe Funds Trust (the "Trust"), we consent to the incorporation by reference of our opinion relating to the following series of the Trust filed as the following exhibit to pre-effective amendment no. 1 to the Trust's registration statement on Form N-1A, Securities Act File No. 333-19181:

                                      Date of           Date of           Exhibit
Series                                Opinion           Filing               No.

Stein Roe Institutional Client        2/4/97            2/10/97            10
     High Yield Fund

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD LLC


                                                         By   /s/Stacy H. Winick
                                                                 Stacy H. Winick